Exhibit 5




                                             April 19, 1996


General Electric Company
3135 Easton Turnpike
Fairfield, Connecticut 06431-0001


Re:  General Electric Company -
     Registration Statement on Form S-4
     ----------------------------------


Ladies and Gentlemen:

     Reference is made to the Registration Statement on Form S-4, as amended (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), with respect to the solicitation (the "Solicitation") by Outlet Broadcasting, Inc. ("Outlet") of consents of registered holders of Outlet's 10-7/8% Senior Subordinated Notes due 2003 (the "Notes") to an amendment (the "Proposed Amendment") to the indenture (the "Indenture") dated as of July 8, 1993 between Outlet and Bankers Trust Company (the "Trustee"), pursuant to which the Notes were issued, and the preparation and execution of a supplemental indenture (the "Supplemental Indenture") effecting the Proposed Amendment and a guarantee (the "Guarantee") by General Electric Company ("GE") of the Notes as amended by the Proposed Amendment (the "Amended Notes"). As
Corporate Counsel of General Electric Company, I have examined, or caused to be examined, such corporate records, certificates and other documents and questions of law as I deem necessary or appropriate to this opinion. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the comformity to original documents of documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents.

    Based on the foregoing, I am of the opinion that:

(a) GE has been duly incorporated and is validly existing in good standing under the laws of the State of New York; and

(b) When the Registration Statement has become effective, the Requisite Consents (as defined in the Registration Statement) have been delivered and the Supplemental Indenture has been duly executed by Outlet, GE

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    and the Trustee, the Guarantee will constitute a legally binding obligation of GE (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights and remedies generally in effect from time to time and to general principles of equity as they relate to enforcement and remedies) regardless of whether enforcement is sought in a proceeding at law or in equity.

     The opinions herein are limited in all respects to the laws of the State of New York and the federal laws of the United States, and no opinion is being rendered herein with respect to the effect, if any, which the laws of any other jurisdiction may have on the matters covered by this opinion. In addition, I express no opinion with respect to the securities or blue sky laws of the State of New York.

     I hereby consent to the filing of this opinion as Exhibit 5 to said Registration Statement and to the use of my name under the caption, "Legal Opinion" in the Prospectus contained therein.


                                               Very truly yours,



                                               -------------------
                                               Robert E. Healing
                                               Corporate Counsel